Exhibit 23.2


                        LETTERHEAD OF MANNING ELLIOTT LLP



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our audit report dated April 11, 2005 which is included in the Annual Report on Form 10-KSB of Creative Eateries Corporation (formerly Ultraguard Water Systems Corp.) in the Company's Registration Statement on Form S-8 pertaining to the 2005-2006 Qualified Stock Option Plan.


/s/ "Manning Elliott LLP"


CHARTERED ACCOUNTANTS

Vancouver, Canada

February 6, 2006